UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2018

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2018, The Hain Celestial Group, Inc. (the “Company”) and Irwin D. Simon entered into a Succession Agreement (the “Succession Agreement”), pursuant to which the parties agreed that, on the date immediately prior to the first date of employment of a new Chief Executive Officer of the Company (the “Succession Date”), Mr. Simon will resign from his position as President and Chief Executive Officer of the Company, and from all other offices with the Company and its affiliates.

Prior to the Succession Date, Mr. Simon’s employment with the Company will continue to be subject to the terms and conditions set forth in the Employment Agreement dated as of July 1, 2003, as amended through September 23, 2014, by any among Mr. Simon and the Company (as amended, the “Employment Agreement”). During such period, Mr. Simon will be entitled to receive his Base Salary (as defined in the Employment Agreement) but will not be eligible to receive an annual bonus in respect of the Company’s 2019 fiscal year nor will he be granted any long-term incentive awards from and after the date of the Succession Agreement.

On the Succession Date, Mr. Simon will be entitled to the following payments and benefits: (A) a cash separation payment equal to $34,294,688.00, payable in a single lump sum within ten (10) days following the Release Date (as hereinafter defined), (B) continuation of the certain life insurance and disability insurance related benefits provided under the Employment Agreement until the third anniversary of the Succession Date, and (C) continuation of certain health benefits provided in the Employment Agreement in accordance with the terms thereof.

Upon the Succession Date, the long term incentive awards set forth on Exhibit B of the Succession Agreement (the “LTI Awards”) shall be treated as follows: (X) all LTI Awards shall be deemed vested with respect to any service-based requirements to which such awards are then subject, and (Y) with respect to all LTI Awards that are subject to performance-based vesting requirements, such awards shall remain subject to the applicable performance-based vesting requirements under the respective award agreements. The LTI Awards shall otherwise remain subject to the terms and conditions set forth in the applicable award agreements.

Notwithstanding the foregoing, Mr. Simon is not entitled to receive any of the payments described in the preceding two paragraphs unless he executes and delivers to the Company a Release of Claims attached as Exhibit A to the Succession Agreement (the “Release”) and does not revoke such Release within the time period specified therein (the 8th day following the Succession Date, the “Release Date”). In the event that the Succession Date has not occurred by December 31, 2018, and Mr. Simon and the Board have not mutually agreed to the continuation of his services as Chief Executive Officer of the Company, Mr. Simon’s employment will terminate as of such date and, subject to the terms and conditions set forth in the Succession Agreement, he will be entitled to the payments and benefits described in the preceding two paragraphs. In the event that, prior to the Succession Date, Mr. Simon’s employment is terminated on account of death, Disability, Termination Without Cause, or Termination for Good Reason (each as defined in the Employment Agreement), Mr. Simon shall be entitled to receive the payments and benefits set forth in the Succession Agreement, and the date of such termination shall be treated as the Succession Date. Upon any termination of Mr. Simon’s employment prior to the Succession Date as a Termination For Cause (as defined in the Employment Agreement and modified in the Succession Agreement) or a Termination Not for Good Reason, Mr. Simon will not be entitled to any succession payments or benefits described in the Succession Agreement (other than the Accrued Obligations (as hereinafter defined)).

Upon the Succession Date, Mr. Simon will be entitled to (A) the earned but unpaid base salary and accrued but unused vacation days, payable in a single lump sum within ten (10) days following the Succession Date, in accordance with the Employment Agreement, (B) the Vested Benefits (as defined in the Employment Agreement), payable in accordance with the Employment Agreement, and (C) settlement of any unreimbursed business expenses in accordance with the requirements of Section 4(c) of the Employment Agreement (together, the “Accrued Obligations”).

From and after the Succession Date, Mr. Simon will continue to serve as a member of the Board of Directors of the Company (the “Board”) and shall become the Non-Executive Chairman of the Board for a 90-day period (subject to extension by the mutual consent of Mr. Simon and the Board), at which time Mr. Simon has agreed to resign from the Board. In addition to the regular compensation for a non-employee director of the Company generally, for his service as Non-Executive Chairman, Mr. Simon will be entitled to receive an annual cash retainer of $100,000, payable on a quarterly basis over his period of service in such role in accordance with the Company’s policy for the payment of Board retainer fees generally. Through the first anniversary of Mr. Simon’s service as Non-Executive Chairman, the Company will provide Mr. Simon with an administrative assistant. The Company has agreed to pay Mr. Simon’s reasonable legal fees in connection with the negotiation of the Succession Agreement.

From and after the Succession Date, Mr. Simon will remain subject to certain restrictive covenants set forth in the Employment Agreement, including with respect to non-competitive activities and confidentiality, as well as certain mutual non-disparagement-related covenants between Mr. Simon and the Company set forth in the Succession Agreement.

The foregoing description of the Succession Agreement is not complete and is qualified in its entirety by the terms and provisions of the Succession Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 – Other Events.

On June 25, 2018, the Company issued a press release announcing entry into the Succession Agreement. A copy of the press release described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Succession Agreement dated as of June 24, 2018, by and between The Hain Celestial Group, Inc. and Irwin D. Simon.

99.1	Press Release of The Hain Celestial Group, Inc. dated June 25, 2018.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Succession Agreement dated as of June 24, 2018, by and between The Hain Celestial Group, Inc. and Irwin D. Simon.

99.1	Press Release of The Hain Celestial Group, Inc. dated June 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2018

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President & General Counsel, Chief Compliance Officer